UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 30, 2005
       -------------------------------------------------------------------

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


     Maryland                    001-09279                         13-3147497
     ------------------------------------------------------------------------
     (State or other       (Commission file No.)                (IRS Employer
      jurisdiction of                                               I.D. No.)
       incorporation)

      60 Cutter Mill Road, Suite 303, Great Neck, New York           11021
      ----------------------------------------------------------------------
            (Address of principal executive offices)               (Zip code)

         Registrant's telephone number, including area code 516-466-3100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2005, the Board of Directors of the registrant  elected Patrick
J. Callan, Jr. as its President effective January 3, 2006. The commencement date of Mr. Callan's employment with the registrant may be accelerated in the event his current responsibilities permit an accelerated effective date. Mr. Callan, 43, has served as a member of the Board of Directors of the registrant since June 2002.

From March 2004 to the present, Mr. Callan has been a Senior Vice President of First Washington Realty, a privately owned real estate investment, advisory and management company. For approximately 17 years prior to joining First Washington, Mr. Callan was employed by Kimco Realty Corporation, a publicly traded real estate investment trust, where he served in various capacities, including Director of Real Estate and Vice President.

There is no arrangement or understanding pursuant to which Mr. Callan was appointed to his position as President of the registrant, and there are no transactions pending or proposed to which the registrant or its affiliates are a party and which Mr. Callan will have a direct or indirect material interest. Mr. Callan does not have a family relationship with any director or executive officer of the registrant. The registrant and Mr. Callan have not entered into an employment agreement.

Item 9.01.        Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.  Not applicable.

         (b)      Pro Forma Financial Information. Not applicable.

         (c)      Exhibits.

                  99.1 Press Release, dated October 3, 2005, announcing the election of Patrick Callan, Jr. as President.


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONE LIBERTY PROPERTIES, INC.



Date:     October 3, 2005                   By:  /s/ Simeon Brinberg
                                                 --------------------
                                                 Simeon Brinberg
                                                 Senior Vice President

                          ONE LIBERTY PROPERTIES, INC.
                         60 Cutter Mill Road - Suite 303
                           Great Neck, New York 11021
                          www.onelibertyproperties.com

                             Telephone 516.466.3100
                             Telecopier 516.466.3132

                   ONE LIBERTY PROPERTIES ELECTS NEW PRESIDENT

Great Neck, New York - October 3, 2005 - One Liberty Properties, Inc. (NYSE:OLP) announced that on September 30, 2005, One Liberty's Board of Directors elected Patrick J. Callan, Jr. as its President effective January 3, 2006. The commencement date of Mr. Callan's employment with One Liberty may be accelerated in the event his current responsibilities permit an accelerated effective date. Mr. Callan has served as a member of One Liberty's Board of Directors since June 2002.

From March 2004 to the present, Mr. Callan has been a Senior Vice President of First Washington Realty, a privately owned real estate investment, advisory and management company. For approximately 17 years prior to joining First Washington, Mr. Callan was employed by Kimco Realty Corporation, a publicly traded real estate investment trust, where he served in various capacities, including Director of Real Estate and Vice President.

Fredric H. Gould, Chairman of the Board of One Liberty, stated, "We are very pleased that Patrick J. Callan, Jr. will be joining One Liberty as its President. With more than 18 years of in-depth real estate experience and with the knowledge of our Company that he has acquired as a director, Patrick will continue to be a great asset to One Liberty and a wonderful addition to our executive team."

Fredric H. Gould will continue to serve as Chief Executive Officer and Chairman of the Board of One Liberty.

One Liberty is a New York-based REIT that specializes in the acquisition and ownership of a diverse portfolio of real estate properties under long term net leases. For more information on One Liberty, please visit our website at www.onelibertyproperties.com.

Materials included in this filing may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words should be considered uncertain and forward-looking.

Contact: Simeon Brinberg - 516.466.3100